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                                                                EDGAR
EXHIBIT NO.     EXHIBIT NAME                                    EXHIBIT NO.
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8(c)            Form of Assignment of Custody Agreement         99.B8(c)


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                                  Assignment
                             of Custody Agreement

          AGREEMENT, made this ____ day of ______, 199_ among PIMCO Funds:
Multi-Manager Series (the "Fund"), a Massachusetts business trust, Pacific Investment Management Company ("PIMCO"), a corporation organized under the laws of California, PIMCO Advisors L.P. ("PALP"), a limited partnership, and Investors Fiduciary Trust Company ("Custodian"), a trust company chartered under the laws of the State of Missouri.

          WHEREAS, the Fund, Pacific Financial Asset Management Corporation ("PFAMCo"), the corporate predecessor of PALP, and the Custodian entered into a Custody Agreement dated December 17, 1990 (together with all Addenda thereto, the "Custody Agreement"), pursuant to which the Custodian agreed to serve as Custodian to the Fund with respect to the Portfolios (as defined in the Custody Agreement); and

          WHEREAS, in accordance with paragraph H of Section 13 of the Custody Agreement, PFAMCo assigned its rights and obligations to PALP under the Custody Agreement effective November 15, 1994, and the Fund and the Custodian consented to such assignment; and

          WHEREAS, in accordance with paragraph H of Section 13 of the Custody Agreement, PALP assigned its rights and obligations to PIMCO under the Custody Agreement effective August 11, 1995, and the Fund and the Custodian consented to such assignment; and

          WHEREAS, PIMCO wishes to assign its rights and obligations under the Custody Agreement to PALP, effective as of the date indicated above; and

          WHEREAS, the Fund wishes for the Custodian to continue to serve as Custodian to the Portfolios, and the Custodian wishes to continue to so serve, after the assignment described above;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Custody Agreement, and in accordance with paragraph H of Section 13 of the Custody Agreement, the parties agree as follows:

          1.  Assignment.
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              Effective as of the date indicated above, PIMCO hereby assigns all of its rights, duties, and obligations under the Custody Agreement to PALP.
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          2.  Performance of Duties.
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              Effective as of the date indicated above, PALP hereby assumes and agrees to perform all of PIMCO's duties and obligations under the Custody Agreement and be subject to all of the terms and conditions of said Agreement as if they applied to PALP. PALP shall not be responsible for any claim or demand arising under the Custody Agreement from services rendered prior to the effective date of this Assignment unless otherwise agreed by PALP, and PIMCO shall not be responsible for any claim or demand arising under the Custody Agreement from services rendered after the effective date of this Assignment unless otherwise agreed by PIMCO.

          3.  Consent.
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              The Fund and the Custodian hereby consent to this assignment to
PALP of PIMCO's rights, duties and obligations under the Custody Agreement and the assumption by PALP of such rights, duties, and obligations, and agree, subject to the terms and conditions of the Custody Agreement, to look to PALP for the performance of the duties and obligations previously assumed by PIMCO under said Agreement after the effective date as described above.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                    PIMCO FUNDS:  MULTI-MANAGER SERIES


                                    By:
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Attest:                                 Title:
Title:
                                    PACIFIC INVESTMENT MANAGEMENT COMPANY

                                    By:
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Attest:                                 Title:
Title:
                                    PIMCO ADVISORS L.P.


                                    By:
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Attest:                                 Title:
Title:

                                    INVESTORS FIDUCIARY TRUST COMPANY


                                    By:
----------------------------            ---------------------------------
Attest:                                 Title:
Title: